Filed Pursuant to Rule 424(b)(5)
Registration No. 333-283260

Prospectus Supplement

(To Prospectus dated November 29, 2024)

5,000,000 American Depositary Shares

Representing 300,000,000 Class A Ordinary Shares

Warrants to Purchase up to 5,000,000 American Depositary Shares

Representing up to 300,000,000 Class A Ordinary Shares

Jianzhi Education Technology Group Company Limited

We are offering (1) 5,000,000 American Depositary Shares (the “ADSs”), and (2) accompanying series A warrants to purchase up to 5,000,000 ADSs (the “Warrants”) to certain institutional investors pursuant to a securities purchase agreement dated June 2, 2026. Each ADS represents sixty (60) Class A ordinary shares, par value US$0.0001 per share. The purchase price of each ADS and a Warrant is US$1.00. The Warrants are exercisable immediately as of the date of issuance at an initial exercise price of $1.00 per ADS and expire five years from the date of issuance. The exercise price and number of Class A ordinary shares issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, share combination, recapitalization, subsequent rights offerings, pro rata distributions, fundamental transaction, change in ADS ratio or similar events affecting our ordinary shares.

This prospectus supplement also relates to the offer and sale of up to 5,000,000 ADSs that are issuable, following issuance and delivery of the underlying Class A ordinary shares, upon exercise of the Warrants.

The ADSs are listed on the Nasdaq Capital Market under the symbol “JZ”. The last reported sale price of the ADSs on June 2, 2026 was US$0.7 per ADS. There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

We have engaged Maxim Group LLC to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing or selling any securities offered by this prospectus supplement and the accompanying base prospectus. See “Plan of Distribution” beginning on page S-23 of this prospectus supplement for more information regarding these arrangements.

Jianzhi Education Technology Group Company Limited (“Jianzhi Education” or the “Company”) is a Cayman Islands holding company operating in China through its subsidiaries and contractual arrangements with variable interest entities (the “VIEs”), namely Beijing Sentu Technology Co., Ltd., a limited liability company established under PRC law (“Beijing Sentu” or the “VIE Entity”), and its subsidiaries. The VIEs are consolidated for accounting purpose only and Jianzhi Education does not own any equity interest in the VIEs. Jianzhi Education is not a Chinese operating company and does not conduct operations directly. PRC laws, regulations, and rules restrict and impose conditions on direct foreign investment in certain types of business, including radio and television program production and operation business and value-added telecommunication business, and we therefore operate these businesses in China through the VIE structure which provides investors with exposure to foreign investment in the Chinese operating companies where Chinese law prohibits us from direct foreign investment in the operating companies. Investors are purchasing equity interests in Jianzhi Education, the Cayman Islands holding company, and are not purchasing, and may never directly hold, equity interests in the VIEs. As used in this prospectus, “we”, “us”, or “our” refers to Jianzhi Education and its subsidiaries.

Our corporate structure is subject to risks relating to our contractual arrangements with Beijing Sentu and its shareholders. Such contractual arrangements have not been tested in any of the PRC courts. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to these contractual arrangements. If the PRC government finds these contractual arrangements non-compliant with the restrictions on direct foreign investment in the relevant industries, or if the relevant PRC laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIEs or forfeit our rights under the contractual arrangements. Jianzhi Education and investors in our securities face uncertainty about potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with Beijing Sentu and, consequently, significantly affect the financial condition and results of operations of Jianzhi Education. If we are unable to claim our right to control the assets of the VIEs, our securities may decline in value or become worthless. The PRC government could even disallow the VIE structure completely, which would likely result in a material adverse change in our operations and our securities may significantly decline in value or become worthless.

We face various legal and operational risks and uncertainties relating to doing business in China. We operate our business primarily in China, and are subject to complex and evolving PRC laws and regulations. Given that we and the VIEs do not possess a large amount of personal information, and data processed in our and the VIEs’ business do not have a bearing on national security and thus may not be classified as core or important data by the authorities, as advised by DeHeng Law Offices, our counsel as to PRC law, as of the date of this prospectus, in connection with this offering, under current PRC laws, regulations and rules, we, our PRC subsidiaries, and the VIEs, (i) are not required by the Cyberspace Administration of China (the “CAC”) to go through cybersecurity review, and (ii) other than the filing with the China Securities Regulatory Commission (the “CSRC”) we are required to make after the completion of the first sale of ADSs under this offering, (a) are not required to obtain permissions from the CSRC, and (b) have not been asked to obtain or denied such and other permissions by any PRC government authority, under current PRC laws, regulations and rules in connection with this offering as of the date of this prospectus supplement.

We cannot assure you that the regulators in China hold the same position with us. Uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us, hinder our ability to offer or continue to offer the securities, result in a material adverse effect on our business operations, and damage our reputation, which might further cause our securities to significantly decline in value or become worthless.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in the ADSs on a national securities exchange or in the over the counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate our auditor for three consecutive years beginning in 2021 or any year thereafter, and, as a result, an exchange may determine to delist the ADSs. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. On February 4, 2022, the U.S. House of Representatives passed a bill, which was signed into law on December 29, 2022 and contained, among other things, an identical provision. On December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, such that the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA is reduced from three years to two. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditor was not subject to this determination. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. The PCAOB vacated its prior determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. Although we believe that the HFCA Act and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of the Holding Foreign Companies Accountable Act or the related regulations, which might pose regulatory risks to and impose restrictions on us because of our operations in mainland China.

Cash is transferred among the Company, our WFOE, and the VIE Entity, in the following manners: (i) funds are transferred to Jianzhi Beijing, our WFOE, from the Company as needed through our BVI and/or Hong Kong subsidiaries in the form of capital contributions or shareholder loans, as the case may be; (ii) funds may be paid by Beijing Sentu, the VIE Entity, to Jianzhi Beijing, our WFOE, as service fees according to the contractual arrangements; (iii) dividends or other distributions may be paid by Jianzhi Beijing, our WFOE, to the Company through our Hong Kong and BVI subsidiaries; and (iv) Jianzhi Beijing, our WFOE, and Beijing Sentu, the VIE Entity, lend to and borrow from each other from time to time for business operation purpose. For the year ended December 31, 2025, Beijing Sentu, the VIE Entity, provided loans totaling RMB0.24 million (US$0.3 million) to Jianzhi Beijing and Sentu Shuzhi. Such loans were recorded under “net cash provided by (used in) financing activities” in the VIE Consolidation Schedule. The aforementioned assets transfers were for business operation purposes. We have no plan to distribute earnings or settle amounts owed under the contractual arrangements. In addition, Beijing Sentu, the VIE Entity, transferred the copyright ownership of educational video content to Jianzhi Beijing, our WFOE, in 2020, which had a total value of RMB22.2 million. From January 1, 2026 to date, Beijing Sentu received repayments from Jianzhi Beijing and Sentu Shuzhi in the amount of RMB0.44 million (US$0.06 million). As of the date of this prospectus supplement, the VIE Entity haven’t paid any dividends or made any distributions to their respective shareholders. We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between the Company, our WFOE, the VIE Entity, or investors. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. For more details, see “Summary — Restrictions on Foreign Exchange and the Ability to Transfer Cash Between Entities, Across Borders and to U.S. Investors.”

To the extent our cash in the business is in the PRC or a PRC entity, the funds may not be available to distribute dividends to our investors, or for other use outside of the PRC, due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the VIEs by the PRC government to transfer cash. The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Our cash dividends, if any, will be paid in U.S. dollars. As a consequence, we might not be able to pay dividends in foreign currencies to our shareholders. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. In addition, relevant PRC laws and regulations permit the PRC companies to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The Company’s PRC subsidiaries may pay dividends only out of their accumulated after-tax profits upon satisfaction of relevant statutory conditions and procedures, if any, determined in accordance with Chinese accounting standards and regulations; each of the PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. Additionally, the Company’s PRC subsidiaries and the VIEs can only distribute dividends upon approval of the shareholders after they have met the PRC requirements for appropriation to the statutory reserves. Such laws and regulations would limit our ability to transfer cash between the Company, our WFOE, the VIE Entity, or investors. See “Summary — Restrictions on Foreign Exchange and the Ability to Transfer Cash Between Entities, Across Borders and to U.S. Investors”

We have retained Maxim Group LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. Other than the Placement Agent Warrants, we will pay the Placement Agent a cash fee of 7.0% of the gross proceeds raised in the offering. See “Plan of Distribution” beginning on page S-23 of this prospectus supplement for more information regarding these arrangements.

Our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to fifty (50) votes on all matters subject to vote at general meetings of our company. Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder to any person or entity which is not an affiliate of such holder, each of such Class B ordinary shares shall be automatically and immediately converted into one Class A ordinary share.

Investing in these securities involves risks. See the “Risk Factors” on page S-9 of this prospectus supplement, and those included in the accompanying prospectus and the documents incorporated by reference herein and therein to read about factors you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus supplement, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

	Per ADS and a Warrant		Total
Offering price	US$	1.00	US$	5,000,000
Placement Agent’s Fees (1)	US$	0.07	US$	350,000
Proceeds to us (before expenses)	US$	0.93	US$	4,650,000

(1)	We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds of this offering. See “Plan of Distribution” for additional information regarding total compensation payable to the Placement Agent, including expenses for which we have agreed to reimburse the Placement Agent.

The ADSs are expected to be delivered through the book-entry transfer facilities of The Depository Trust Company, and the Warrants are expected to be delivered against payment therefor, on or about June 3, 2026.

MAXIM GROUP LLC

Prospectus Supplement dated June 2, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of ADSs and the Warrants, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus initially filed on November 29, 2024 included in the registration statement on Form F-3 (No. 333-283260), including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this offering.

This prospectus supplement provides specific details regarding the offering of the ADSs and the Warrants. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any other offering materials, or any sale of the ADSs, the accompanying Warrants. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on behalf of us to subscribe for and purchase, any of the ADSs or the accompanying Warrants and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

It is important for you to read and consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

●	“ADSs” are to American depositary shares, each of which represents sixty of our Class A ordinary shares;

●	“Beijing Sentu” or “VIE Entity” are to Beijing Sentu Education Technology Co., Ltd., a limited liability company established under PRC law;

●	“B2B2C model” are to business-to-business-to-consumer, which is a business model that combines business-to-business and business-to-consumer for a complete product or service transaction;

●	“B2C model” are to business-to-consumer, which is a form of transaction conducted directly between a company and consumers who are the end users of its products or services;

●	“CAGR” are to compound annual growth rate;

S-ii

●	“China” or “PRC” are to the People’s Republic of China, excluding, for the purpose of this prospectus supplement only, Taiwan and the special administrative regions of Hong Kong and Macau;

●	“Company” or “Jianzhi Education” are to Jianzhi Education Technology Group Company Limited;

●	“Class A ordinary shares” are to Class A ordinary shares, par value US$0.0001 per share, of the Company, carrying one vote per share;

●	Class B ordinary shares” are to Class B ordinary shares, par value US$0.0001 per share, of the Company, carrying fifty votes per share;

●	“ordinary shares” are to our Class A ordinary shares and Class B ordinary shares, par value US$0.0001 per share;

●	“our WFOE” are to our wholly foreign-owned enterprise Jianzhi Century Technology (Beijing) Co., Ltd.;

●	“RMB” or “Renminbi” are to the legal currency of China;

●	“Registered Shareholders” are to the shareholders of Beijing Sentu, namely Beijing Rongde Times Investment Management Co., Ltd., or Rongde Times, Beijing Zhongsi Zhida Investment Management Co., Ltd., or Beijing Zhongsi, Mr. Jinbiao Li and Mr. Meiliang Li;

●	“US$,” “U.S. dollars,” “$” and “dollars” are to the legal currency of the United States; and

●	“VIEs” are to Beijing Sentu Education Technology Co., Ltd. and its subsidiaries.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

The Company

Since being established, we, together with the VIEs, have been committed to developing educational content and providing IT related solutions to fulfill the massive demand for high-quality, professional development training resources and to meet the specific needs of educational institutions and other institutional customers in China.

We, together with the VIEs, started operations by providing educational content products and IT services to higher education institutions. After an initial growth period, leveraging our and the VIEs’ deep understanding into and rich experience in professional development training and IT related resolutions designed for educational customers, as well as our and the VIEs’ strong curriculum and software development capabilities, our and the VIEs’ products and brand have gained increasing recognition and acceptance by both higher education institutions and the general public. We, together with the VIEs, then initiated end-user business and started providing products to individual customers, and acquired companies in Shanghai and Guangzhou to facilitate further expansion in the end-user market.

Leveraging our and the VIEs’ strong capabilities in developing proprietary professional development training content and IT related solutions and success in consolidating educational content and software resources within the industry, we and the VIEs have successfully built up a comprehensive, multi-dimensional digital educational content database and are able to provide customized technological support for educational institutions and other institutional customers. As of December 31, 2025, our and the VIEs’ educational content library consisted of over 42,114 online videos and video courses totaling approximately 11,324 hours, of which more than 87.0% were self-developed. Our and the VIEs’ educational content database offers a wide range of professional development products, including employability skills and entrepreneurship guidance courses, professional skills training courses, skill improvement courses and professional certification quiz banks. We and the VIEs embed proprietary digital education content into the self-developed online learning platforms, which are provided to a wide range of customers through our and the VIE’s omni-channel sales system. As of December 31, 2025, we and the VIEs boasted a highly skilled team of 14 professionals dedicated to content and software development and held 173 copyrighted software products that are instrumental in delivering top-notch design and development services for customized IT systems to our institutional customers.

The VIEs offer educational content products and services under two primary business models:

●	B2B2C Model

●	The VIEs sell subscriptions to proprietary online learning platforms, such as Sentu Academy, to higher education institutions and other academic institutions. These subscriptions allow institutions to grant their students access to the VIEs’ digital educational content database through their respective local campus networks free of charge. As of December 31, 2025, the VIEs offered online learning platform services to approximately 2,000 higher education institutions in China.

●	The VIEs also license to institutional customers, primarily public libraries and video websites, specific content from Sentu Academy chosen by them. These customers pay one-time licensing fees to access content without owning the copyrights, including downloading and storing such content locally. As of December 31, 2025, the VIEs provided services to 30 libraries.

●	B2C Model

●	The VIEs select employability skills and workplace etiquette related content from the educational content database of Sentu Academy, totaling 105.0 hours as of December 31, 2025, and package them as the “Fish Learning” education database. The VIEs cooperate with Tianyi Video, a subsidiary of China Telecommunications Corporation, or China Telecom, and make the Fish Learning database available to individual customers through Tianyi Video’s platform.

●	The VIEs cooperate with of Telefen, a subsidiary of China Telecom, and provide a special mobile video package to China Telecom’s mobile users. The special mobile video package comprises 6 products related to artificial intelligence and big data, in total of approximately 22.5 hours as of December 31, 2025. China Telecom’s mobile users can redeem their reward points for permanent access to the video courses contained in the package.

●	The VIEs compiled video content on entrepreneurship, workplace and IT training from Sentu Academy’s education content database into three Light Class products. The VIEs cooperate with China United Network Communications Group Company Limited, or China Unicom, to offer such Light Class products to their mobile users.

●	The VIEs also offer the Light Class products through WeChat. As of December 31, 2025, we have launched 10 products through WeChat, such as Light Class selected courses monthly subscriptions, Light Class workplace VIP monthly subscriptions and Light Class quarterly subscriptions.

(1) As of December 31, 2025

We are also fully committed to the digitalization and informatization of the education sector in China. Since 2015, we have developed a number of software applications to provide software or customized intelligent solutions tailored to meet the specific needs of educational institutions and other institutional customers. Our major IT solution services included providing (i) design and development of customized IT system service, (ii) procurement and assembling of equipment, and (iii) technological support and maintenance service. We and the VIEs maintain a strong and efficient team for research and development of educational content and software. As of December 31, 2025, our and the VIEs’ R&D team included 14 employees, and we and the VIEs owned 173 proprietary software copyrights. The software used in providing design and development of customized IT systems mainly include: Sentu Desktop Virtualization Software and Sentu Online Learning Software. For the years ended December 31, 2024 and 2025 , revenue derived from IT related solution services accounted for 88.0% and 74.1%, respectively, of our and the VIEs’ total revenue.

We and the VIEs have also been actively exploring new monetization strategies. In 2016, the VIEs began to provide mobile media services. Leveraging the huge user base in the education sector that we and the VIEs have accumulated, we and the VIEs provide advertising services to third-party customers by placing advertisements in the VIEs’ mobile applications or including advertisements in the VIEs’ mobile videos. In addition, the VIEs help market monthly data plans by China Unicom to their mobile users.

The revenue from us and the VIEs decreased to RMB440.5 million for the year ended December 31, 2023. The revenue from us and the VIEs decreased to RMB248.8 million for the year ended December 31, 2024. The revenue from us and the VIEs decreased to RMB70.2 million (US$10.0 million) for the year ended December 31, 2025. We recorded net loss of RMB382.8 million, RMB33.4 million and RMB16.3 million (US$2.3 million) for the years ended December 31, 2023, 2024 and 2025, respectively.

Our Corporate Structure

The following diagram illustrates the corporate structure of us and the VIEs, including our significant subsidiaries, Beijing Sentu and its subsidiaries, as of the date of this prospectus supplement:

Notes:

(1)	48.8% equity interest in Shanghai Ang’you is owned by Ms. Xiaoling Tang, a prior management member of Shanghai Ang’you, an entity controlled by Beijing Sentu, the VIE Entity.

(2)	49% equity interest in Wuhan Crossboarder is owned by Zhangmei Technology Co., Ltd.

Corporate Information

Our principal executive offices are located at 215/F, Tower A, Yingdu Building, Zhichun Road, Haidian District, Beijing 100086, People’s Republic of China. Our telephone number at this address is +86 185 1318 9146. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our website is at www.jianzhi-jiaoyu.com.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is at www.jianzhi-jiaoyu.com. The information contained on our website is not a part of this prospectus supplement.

Implication of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the ADSs that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with “foreign private issuer” status. As long as we qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

●	the requirement to comply with Regulation FD, which requires selective disclosure of material information;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer. As a result, some investors may find the ADSs less attractive, which could result in a less active trading market for the ADSs or more volatility in the price of the ADSs.

Implication of Being a Controlled Company

As of the date of this prospectus, Ms. Peixuan Wang beneficially owns all our issued and outstanding Class B ordinary shares, or approximately 85.6% of the total voting power of all our issued and outstanding ordinary shares. We are therefore a “controlled company” as defined under the Nasdaq corporate governance listing standards because Ms. Peixuan Wang holds more than 50% of the voting power for the election of directors due to our dual-class share structure and her holding of all of our Class B ordinary shares. For so long as we remain a controlled company, we may rely on certain exemptions from the corporate governance rules, including the rule that we have to establish a nominating and corporate governance committee composed entirely of independent directors. If we elect to rely on such exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. We currently do not intend to avail ourselves of such corporate governance exemptions.

THE OFFERING

Issuer	Jianzhi Education Technology Group Company Limited

ADSs offered by us pursuant to this prospectus supplement	5,000,000 ADSs, representing 300,000,000 Class A ordinary shares.

Warrants offered by us pursuant to this prospectus supplement

Purchasers of ADSs in this offering will receive warrants to purchase up to 100% of the number of ADSs purchased by such investors in this offering, or 5,000,000 Warrants. Each Warrant will be exercisable to purchase one ADS. Each Warrant will have an initial exercise price of $1.00 per ADS, will be exercisable upon issuance, and will expire five (5) years from the issuance date.

The Warrant may only be exercised by means of a “cashless exercise” if, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Class A ordinary shares, $0.0001 par value per share (the “Warrant Shares”) to certain holder (the “Holder”), in which the holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) of the Form of Warrant on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) of the Form of Warrant on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the highest Bid Price of the ADSs on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) of the Form of Warrant or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) of the Form of Warrant after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of the Warrant, as adjusted; and

(X) = the number of Warrant Shares that would be issuable upon exercise of Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

We will receive gross proceeds from the Warrants solely to the extent such warrants are exercised for cash.

The Warrants will be exercisable immediately from and after the date of issuance for a period of five years at an initial exercise price of $1.00 per ADS. See “Description of Securities We are Offering” beginning on page S-15 of this prospectus supplement. The exercise price and number of Class A ordinary shares issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, share combination, recapitalization, subsequent rights offerings, pro rata distributions, fundamental transaction, change in ADS ratio or similar events affecting our ordinary shares. In the case of a Share Combination Event, if at any time after the initial exercise date of the Warrants, there occurs any share split or share subdivision, share dividend, reverse share split, or share combination, recapitalization, change in the ratio of ADSs to the Class A ordinary shares or other similar transaction involving the Class A ordinary shares and/or ADSs, as applicable (each, a “Share Combination Event”, and the date of such Share Combination Event (or if the Share Combination Event occurs after the close of Trading on the Principal Market, the Trading Day following such date), the “Share Combination Event Date”), then, in addition to and after giving effect to, the other adjustments resulting from such Share Combination Event as provided in the Warrants, the exercise price of the Warrants shall be reduced, but in no event increased, to the lowest VWAP during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following the Share Combination Event Date; provided that the exercise price shall in no event be reduced to an amount that would result in any Class A ordinary share underlying a Warrant ADS being issued for consideration less than its par value (as applicable, the “Event Market Price” and such period, the “Share Combination Adjustment Period”); provided, that in calculating the Event Market Price, the VWAP for Trading Days prior to the Share Combination Event Date shall be the VWAP reported after adjusting for the Share Combination Event). The adjustment of the exercise price shall take effect beginning at the close of trading on the principal market on the first day of the Share Combination Adjustment Period and continuing each trading day thereafter until the close of trading on the principal market on the last day of the Share Combination Adjustment Period, effective at the close of trading on the principal market on each trading day during the Share Combination Adjustment Period. For each such adjustment of the exercise price, the number of Warrant Shares issuable upon exercise of this Warrant (such resulting number, the “Share Combination Issuable Shares”) shall be increased such that the aggregate exercise price payable hereunder, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date for the Warrant Shares then outstanding.

In no event, at any time while the Warrant is outstanding shall the exercise price per ADS be adjusted to a price that is less than the floor price of $0.006.

Offering price	The purchase price of each ADS and the corresponding Warrant is US$1.00.

ADSs outstanding before this offering	27,090,832

ADSs outstanding immediately after this offering	32,090,832 (assuming no exercise of the Warrants). Assuming all of the Warrants issued in this offering were immediately exercised, there would be 37,090,832 ADSs outstanding after this offering.

Ordinary shares outstanding before this offering	3,980,172,800 Class A ordinary shares and 54,790,000 Class B ordinary shares.

Ordinary shares outstanding after this offering	4,280,172,800 Class A ordinary shares and 54,790,000 Class B ordinary shares (assuming no exercise of the Warrants). Assuming all of the Warrants issued in this offering were immediately exercised, there would be 4,580,172,800 Class A ordinary shares outstanding after this offering.

The ADSs	Each ADS represents sixty (60) Class A ordinary shares, par value US$0.0001 per share.

The depositary or its custodian will be the holder of the Class A ordinary shares underlying the ADSs and you will have the rights as provided in the deposit agreement among us, the depositary and the beneficial owners and holders of the ADSs.

We have no plan to declare or pay any dividends in the near future on our ordinary shares. If, however, we pay dividends on our Class A ordinary shares, the depositary will distribute the net cash dividends and other distributions it receives on our Class A ordinary shares after deducting its fees and expenses in accordance with the terms set forth in the deposit agreement.

You may surrender and cancel your ADSs to the depositary to withdraw Class A ordinary shares underlying your ADSs. There are fees applicable to such cancellations.

We may amend or terminate the deposit agreement without your consent. If you continue to hold the ADSs after an amendment to the deposit agreement, you agree to be bound by the deposit agreement as amended.

To better understand the terms of the ADSs, you should carefully read the “Description of the American Depositary Shares” section of the accompanying prospectus. You should also read the deposit agreement, which is an exhibit to the registration statement that includes the accompanying prospectus.

Listing	The ADSs are listed on the Nasdaq Capital Market under the symbol “JZ”. The ADSs and ordinary shares are not listed on any other stock exchange or traded on any automated quotation system. There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Use of proceeds	We estimate that we will receive net proceeds of approximately US$4.35 million and after deducting the placement agent fee and estimated offering expenses payable by us.

We intend to use our net proceeds from this offering for working capital and general corporate purposes, including but not limited to supporting business operations, content and product development, marketing activities, and other general corporate needs.

See “Use of Proceeds” for more information.

Lock-up

Our executive officers and directors (the “D&O Lock-Up Parties”) have agreed not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any ADSs, ordinary shares or securities convertible, exchangeable or exercisable into ordinary shares and/or ADSs of our company beneficially owned, held or hereafter acquired by the D&O Lock-Up Parties, for a period of six (6) months after the closing of the offering, subject to certain exceptions as set forth in the lock-up agreements entered into by the D&O Lock-Up Parties, including but not limited to, any transfer or disposition made during the restriction period with the prior written consent of the Placement Agent.

Our company have agreed not to sell, transfer or dispose of any ADSs, ordinary shares or similar securities for a period of six (6) months after the closing of the offering.

Company standstill

The Company has agreed that until thirty (30) days following the closing date of this offering, neither our Company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ADSs, ordinary shares or ordinary share equivalents or (ii) file or cause to be filed any registration statement or amendment or supplement thereto, other than the Prospectus Supplement or filing a registration statement on Form S-8 in connection with any employee benefit plan, subject to certain exceptions.

The Company has agreed that for a period of 30 days, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of ADSs, ordinary shares or ordinary share equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional ADSs or ordinary shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the ADSs and ordinary shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for ADSs or ordinary shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market” offering”, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently cancelled.

Risk factors	Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-9 of this prospectus supplement as well as the risks identified in documents that are incorporated by reference in this prospectus supplement.

Depositary	The Bank of New York Mellon

Payment and settlement	The ADSs are expected to be delivered through the book-entry transfer facilities of The Depository Trust Company, and the Warrants are expected to be delivered against payment, on or about June 3, 2026.

The number of ordinary shares that will be outstanding immediately after this offering is based upon:

●	3,980,172,800 Class A ordinary shares, and 54,790,000 Class B ordinary shares issued and outstanding as of the date of this prospectus supplement, and

●	5,000,000 ADSs represented by 300,000,000 Class A ordinary shares that we will issue and sell in this offering, and assuming no exercise of the Warrants.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the Warrants and pursuant to this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described below. You should also carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on April 13, 2026, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Risks Related to this Offering and the ADSs and warrants

The Sales of a substantial number of the ADSs in the public markets, including those issued and issuable upon exercise of any Warrants in this offering, or the perception of such sales, could depress the trading price of the ADSs.

The sale of a substantial number of shares or ADSs or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of the ADSs and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of the ADSs at any time in one or more separate offerings. We cannot predict the effect that future sales of ADSs or other equity-related securities would have on the market price of the ADSs.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

There is no public market for the Warrants offered in this offering.

There is no established public trading market for the Warrants being offered in this offering. We do not intend to apply to list the Warrants on any trading market. Accordingly, the liquidity of the Warrants will be limited.

The Warrants are speculative in nature.

The Warrants do not confer any rights of ADS or Class A Ordinary Share ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire ADSs at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire ADSs at an exercise price of $1.00 per ADS, subject to certain adjustments, prior to the 5th year anniversary of the date of issuance. Moreover, following this offering, the market value of the Warrants, if any, is uncertain. There can be no assurance that the market price of the ADSs will equal or exceed the exercise price of the Warrants at any given time, and consequently, whether it will be profitable for holders of the Warrants to exercise the Warrants.

Certain provisions of the Warrants could discourage an acquisition of us by a third party.

Certain provisions of the Warrants could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Holders of Warrants purchased in this offering will have no rights as ADS holders until such holders exercise their Warrants and acquire the ADSs, except as otherwise provided in the Warrants

Until holders of the Warrants acquire ADSs upon exercise of such Warrants, the holders will have no rights with respect to the ordinary shares underlying such ADSs, such as voting rights or the rights to receive dividends, except as otherwise provided in the Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of an ADS holder only as to matters for which the record date occurs after the exercise.

There remain uncertainties regarding interpretation and implementation of Overseas Listing Trial Measures.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and the related guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. The Overseas Listing Trial Measures provide that if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering subject to the filing procedure set forth under the Overseas Listing Trial Measures: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by the issuer’s domestic companies; and (ii) the issuer’s business activities are substantially conducted in mainland China, or its principal place of business are located in mainland China, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in mainland China. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis.

According to the Overseas Listing Trial Measures, subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed. Other than the CSRC filing we are required to make after the completion of the first sale of ADSs under this offering, we and our PRC subsidiaries, as advised by DeHeng Law Offices, our PRC legal counsel, (i) are not required to obtain permissions from the CSRC, and (ii) have not been asked to obtain or denied such and other permissions by any PRC government authority, under current PRC laws, regulations and rules in connection with this offering as of the date of this prospectus supplement.

As there is uncertainty with respect to the filing requirements and implementation, we cannot assure you that we would be able to complete the filing procedures, obtain the approvals or complete other compliance procedures on a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure would subject us to sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, restrictions on or delays to the repatriation of the proceeds from future capital raising activities into China, restrictions on or delays to our future offering of securities, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. Accordingly, the value of your investment may be materially and adversely affected or become worthless.

There remain uncertainties regarding interpretation and implementation of Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises.

On February 24, 2023, CSRC published the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises () (the “Provisions”), which became effective on March 31, 2023 together with Overseas Listing Trial Measures. According to the Provisions, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, documents and materials that contain state secrets or government work secrets, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. Further, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, other documents and materials that, if divulged, will cause adverse impact on national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

Opinions remain unclear on how they will be interpreted and implemented by relevant PRC governmental authorities. While we have implemented policies and procedures with the intent to comply with the Provisions, we cannot ensure that we will be able to fully comply with the future interpretations and implementations of the Provisions. Domestic companies that fail to comply with the requirements under the Provisions in the course of their indirect overseas issuance and listing may be held legally liable by competent authorities or become subject to criminal penalties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus contain forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	the expected growth of the general education sector;

●	our expectations regarding demand for, and market acceptance of, our services;

●	government policies and regulations relating to our business and industry;

●	our expectations regarding keeping and strengthening our relationships with users;

●	our expectation regarding the use of proceeds from this offering;

●	general economic and business conditions in China;

●	assumptions underlying or related to any of the foregoing; and

●	uncertainty about the spread of the natural disasters, health epidemics and other outbreaks and the impact they may have on our and the VIEs’ operations, the demand for the Company’s products and services, and economic activity in general.

You should read this prospectus supplement and accompanying prospectus and the documents that we refer to in this prospectus supplement and accompanying prospectus thoroughly with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus supplement and accompanying prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus supplement and accompanying prospectus relate only to events or information as of the date on which the statements are made in this prospectus supplement and accompanying prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus supplement and accompanying prospectus and the documents that we refer to in this prospectus supplement and accompanying prospectus and have filed as exhibits to the registration statement, of which this prospectus supplement and accompanying prospectus are a part, completely and with the understanding that our actual future results may be materially different from what we expect.

This prospectus supplement and accompanying prospectus also contain statistical data and estimates that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable. However, the statistical data and estimates in these publications and reports are based on a number of assumptions and if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. In addition, due to the rapidly evolving nature of the industry in which we operate, projections or estimates about our business and financial prospects involve significant risks and uncertainties.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately US$4.35 million, after deducting the placement agent fees and the estimated offering expenses payable by us. We will receive additional proceeds of approximately US$5,000,000 million if the Warrants are exercised in full for cash, if any.

The net proceeds from the proposed financing will be used for working capital and general corporate purposes, including but not limited to supporting business operations, content and product development, marketing activities, and other general corporate needs.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement.

DIVIDEND POLICY

Our board of directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid out of share premium if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We do not have any plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the Cayman Islands. For our cash requirements, including any payment of dividends to our shareholders, we rely upon payments from our operating entities. PRC regulations may restrict the ability of our PRC subsidiary to pay dividends to us. See “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations on Foreign Exchange and Offshore Investment” and “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations on Dividend Distribution” of our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus supplement.

If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the Class A Ordinary Shares underlying the ADSs to the depositary, as the registered holder of such Class A Ordinary Shares, and the depositary then will pay such amounts to the ADS holders in proportion to the Class A ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder and amounts withheld for taxes or other governmental charges. Cash dividends on our ordinary shares, if any, will be paid in U.S. Dollars.

CAPITALIZATION

The following table sets forth the capitalization of us and the VIEs as of December 31, 2025:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect the issuance of 300,240,000 Class A ordinary shares on January 19, 2026 in a private placement; and

●	on a pro forma as further adjusted basis to reflect (i) the above; and (ii) the issuance and sale of 300,000,000 Class A Ordinary Shares represented by 5,000,000 ADSs by us in this offering at an offering price of US$1.00 per ADS, after deducting the placement agent’s fees, and other estimated offering expenses payable by us.

The pro forma information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering.

As of December 31, 2025

(All amounts in USD, except for share and per share data, unless otherwise noted)

	Actual	Pro forma As Adjusted	Pro forma As Further Adjusted (1)
Shareholders’ Equity	US$	US$	US$
Class A Ordinary Shares (US$0.0001 par value; 9,900,000,000 shares authorized, 462,320,000 issued and outstanding as of December 31, 2025, 762,560,000 shares issued and outstanding pro forma as adjusted basis, and 1,062,560,000 shares issued and outstanding on a pro forma as further adjusted basis) (2)	$46,231	76,255	$106,255
Class B Ordinary Shares (US$0.0001 par value; 100,000,000 shares authorized, 54,790,000 issued and outstanding as of December 31, 2025, 54,790,000 shares issued and outstanding on a pro forma as adjusted basis, and 54,790,000 shares issued and outstanding on a pro forma as further adjusted basis) (2)	5,479	5,479	5,479
Additional paid-in capital	50,524,354	53,997,130	58,312,130
Treasury stock	(150)	(150)	(150)
Statutory reserves	3,318,034	3,318,034	3,318,034
Accumulated deficits	(47,942,780)	(47,942,780)	(47,942,780)
Accumulated other comprehensive income	957,164	957,164	957,164
Total Jianzhi Education Technology Group Company Limited’s shareholders’ equity	6,908,332	10,411,132	14,756,132
Noncontrolling interests	833,470	833,470	833,470
Total shareholders’ equity	$7,741,802	$11,244,602	$15,589,602
Total Capitalization	$7,741,802	$11,244,602	$15,589,602

Notes:

(1)	The pro forma as adjusted information is illustrative only. Additional paid-in capital reflects the sale of all of the securities offered by us in this offering, and after deducting the placement agent fees and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $4,345,000, assuming no exercise of the Warrants.

(2)	The foregoing table and discussion are based on 462,320,000 Class A Ordinary Shares and 54,790,000 Class B Ordinary Shares outstanding as of December 31, 2025.

DILUTION

If you purchase the ADSs in this offering, your interest will be diluted for each ADS you purchase to the extent of the difference between the offering price per ADS and our net tangible book value per ADS after this offering. Dilution results from the fact that the offering price per ADS is substantially in excess of the book value per ADS based on our presently outstanding Class A and Class B ordinary shares.

Our net tangible book value as of December 31, 2025 was approximately $6.81 million, or $0.7907 per ADS ($0.0132 per Class A ordinary share or Class B ordinary share). Net tangible book value represents the amount of total consolidated tangible assets, minus the amount of total consolidated liabilities, mezzanine equity and non-controlling interests. Dilution is determined by subtracting pro forma as adjusted net tangible book value per ADS after giving effect to the net proceeds we expect to receive from this offering, from the offering price of $1.00 per ADS (assuming no exercise of the Warrants).

As of December 31, 2025, after giving effect to (i) the issuance of 300,240,000 Class A ordinary shares on January 19, 2026 in a private placement, and (ii) the sale of 5,000,000 ADSs in this offering at the offering price of US$1.00 per ADS, after deducting the placement agent’s fees and other estimated offering expenses payable by us, as if such issuances had occurred as of December 31, 2025, our pro forma as adjusted net tangible book value would have been US$14.66 million, or US$0.0131 per Class A ordinary share or Class B ordinary share, and US$0.7874 per ADS. This represents an immediate dilution in net tangible book value of US$0.2126 per ADS to investors purchasing ADSs in this offering. The following table illustrates such dilution:

Offering price per ADS	US$	1.0000
Net tangible book value per ADS as of December 31, 2025	US$	0.7907
Decrease in net tangible book value per ADS attributable to the pro forma adjustments described above		0.0333
Increase in net tangible book value per ADS attributable to this offering	US$	0.0300
Pro forma as adjusted net tangible book value per ADS after this offering	US$	0.7874
Dilution per ADS to new investors in this offering	US$	0.2126

Notes:

(1)	The pro forma as adjusted information is illustrative only, assuming no exercise of the Warrants.

(2)	The foregoing table and discussion are based on 462,320,000 Class A Ordinary Shares and 54,790,000 Class B Ordinary Shares outstanding as of December 31, 2025.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

American Depositary Shares

We are offering 5,000,000 ADSs, representing 300,000,000 Class A ordinary shares pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our ordinary shares and the ADSs are described under the caption “Description of Share Capital” and “Description of American Depositary Shares” beginning on pages 5 and 13 of the accompanying prospectus, respectively.

Warrants

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Warrant, which will be filed as exhibits to the Report on Form 6-K incorporated by reference to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant. The Warrants will be issued in certificated form only.

Exercisability. The Warrants are immediately exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their issuance. Each of the Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise, as discussed below). We may be required to pay certain amounts as liquidated damages as specified in the warrants in the event we do not deliver ADSs upon exercise of the warrants within the time periods specified in the warrants. No fractional ADSs will be issued in connection with the exercise of a warrant.

Cashless Exercise. The holder may, in its sole discretion, elect to exercise the Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of ADSs determined according to the formula set forth in the Warrants. At any time following the initial exercise date and whether or not an effective registration statement is available, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of ADSs determined according to the formula set forth in the Warrant.

The Warrant may only be exercised by means of a “cashless exercise”, in whole or in part, at the time of exercise when there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to certain holder (the “Holder”), in which the holder shall be entitled to receive a number of Class A ordinary shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) of the Form of Warrant on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) of the Form of Warrant on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the highest Bid Price of the ADSs on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) of the Form of Warrant or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) of the Form of Warrant after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of the Warrant, as adjusted; and

(X) = the number of Warrant Shares that would be issuable upon exercise of Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Exercise Price. Each Warrant offered hereby will have an initial exercise price per ADS equal to $1.00. The exercise price and number of Class A ordinary shares issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, share combination, recapitalization, subsequent rights offerings, pro rata distributions, fundamental transaction, change in ADS ratio or similar events affecting our ordinary shares.

In the case of a Share Combination Event, if at any time after the initial exercise date of the Warrants, there occurs any share split or share subdivision, share dividend, reverse share split, or share combination, recapitalization, change in the ratio of ADSs to the Class A ordinary shares or other similar transaction involving the Class A ordinary shares and/or ADSs, as applicable (each, a “Share Combination Event”, and the date of such Share Combination Event (or if the Share Combination Event occurs after the close of Trading on the Principal Market, the Trading Day following such date), the “Share Combination Event Date”), then, in addition to and after giving effect to, the other adjustments resulting from such Share Combination Event as provided in the Warrants, the exercise price of the Warrants shall be reduced, but in no event increased, to the lowest VWAP during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following the Share Combination Event Date; provided that the exercise price shall in no event be reduced to an amount that would result in any Class A ordinary share underlying a Warrant ADS being issued for consideration less than its par value (as applicable, the “Event Market Price” and such period, the “Share Combination Adjustment Period”); provided, that in calculating the Event Market Price, the VWAP for Trading Days prior to the Share Combination Event Date shall be the VWAP reported after adjusting for the Share Combination Event). The adjustment of the exercise price shall take effect beginning at the close of trading on the principal market on the first day of the Share Combination Adjustment Period and continuing each trading day thereafter until the close of trading on the principal market on the last day of the Share Combination Adjustment Period, effective at the close of trading on the principal market on each trading day during the Share Combination Adjustment Period. For each such adjustment of the exercise price, the number of Warrant Shares issuable upon exercise of this Warrant (such resulting number, the “Share Combination Issuable Shares”) shall be increased such that the aggregate exercise price payable hereunder, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date for the Warrant Shares then outstanding. For the avoidance of doubt, (A) if the Holder delivers a notice of exercise during the Share Combination Adjustment Period, the exercise price shall equal the lower of (1) the exercise price then in effect and (2) the lowest applicable Event Market Price as of the most recent close of trading on the principal market as of the day and time on which the notice of exercise is delivered (which shall equal the lowest VWAP during the Share Combination Adjustment Period as of such day and time); provided that in no event shall the exercise price be reduced to an amount that would result in any Class A ordinary share underlying a Warrant ADS being issued for consideration less than its par value, and (B) if as of the end of the Share Combination Adjustment Period the Event Market Price is not lower than the exercise price in effect prior to the Share Combination Adjustment Period, then no adjustment to the exercise price or number of Warrant Shares shall occur hereunder.

In no event, at any time while the Warrant is outstanding shall the exercise price per ADS be adjusted to a price that is less than the floor price of $0.006.

Transferability. Subject to applicable laws, the Warrant may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to list the Warrant offered in this offering on any securities exchange or other trading market. Without an active trading market, the liquidity of these securities will be limited.

Rights as a Shareholder. Except as otherwise provided in the Warrant or by virtue of such holder’s ownership of ADSs, the holder of a Warrant does not have the rights or privileges of a holder of ADSs, including any voting rights, until the issuance of ADSs upon exercise of the warrant. Holders of the Warrant have the right to participate in certain distributions as specified in the warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrant and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares or 50% of the voting power represented by our outstanding ordinary shares, the holders of the Warrant will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Governing Law. The Warrant are governed by New York law.

TAXATION

The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in the ADSs or Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the ADSs or Class A ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Conyers Dill & Pearman, our counsel as to Cayman Islands law, and to the extent it relates to PRC tax law, it represents the opinion of DeHeng Law Offices, our counsel as to PRC law.

Cayman Islands Taxation

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands. The Cayman Islands are a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties.

Further, no stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands.

Payments of dividends and capital in respect of the shares of the Company will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the Shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporation tax.

In addition, pursuant to section 6 of the Tax Concessions Act of the Cayman Islands, our Company has obtained an undertaking as to tax concessions:

(1)	that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and

(2)	that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable on or in respect of the shares, debentures or other obligations of our Company or by way of withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act.

The undertaking for our Company is valid for a period of twenty years from 23 July 2021.

PRC Taxation

Under the PRC Enterprise Income Tax Law, which became effective on January 1, 2008 and amended on February 24, 2017 and December 29, 2018, respectively, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the PRC Enterprise Income Tax Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

In addition, the SAT Circular 82 issued by the State Administration of Taxation in April 2009 specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: (a) senior management personnel and core management departments that are responsible for daily production, operation and management; (b) financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) key properties, accounting books, company seal, minutes of board meetings and shareholders’ meetings; and (d) half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the State Administration of Taxation issued the Announcement of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation), or SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters. Our company is incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. As such, we do not believe that our Company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. For the same reasons, we believe our other entities outside China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with our position. If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for PRC enterprise income tax purposes, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders (including the ADS holders) if such dividends are deemed to be sourced within the PRC. In addition, non-PRC resident enterprise shareholders (including the ADS holders) may be subject to PRC tax on gains realized on the sale or other disposition of ADSs or ordinary shares at a rate of 10%, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders (including the ADS holders) and any gain realized on the transfer of ADSs or ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us) if such dividends or gains are deemed to be sourced within the PRC. These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. See “Item 3. Key Information - D. Risk Factors - Risks Related to the ADSs - If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or ADS holders.”

United States Federal Income Tax Considerations

The following discussion describes the material United States federal income tax consequences to a United States Holder (as defined below) of an investment in the ADSs or ordinary shares in the offering. This discussion is based on the federal income tax laws of the United States, including the United States Internal Revenue Code of 1986, as amended, or the Code, existing and proposed Treasury Regulations promulgated thereunder, judicial authority, published administrative positions of the United States Internal Revenue Service, or the IRS, and other applicable authorities, all as of the date of this prospectus supplement. All of the foregoing authorities are subject to change, which change could apply retroactively and could significantly affect the tax consequences described below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion and there can be no assurance that the IRS or a court will agree with our statements and conclusions. This discussion, moreover, does not address the United States federal non-income tax (such as U.S. federal estate and gift tax), “Medicare” tax on net investment income, or alternative minimum tax considerations, or any United States state and local or non-United States tax considerations, relating to the ownership or disposition of the ADSs or ordinary shares. Except as specifically described below, this discussion does not address any of the consequences of holding the ADSs or ordinary shares through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States, including withholding taxes or reporting obligations applicable to accounts maintained with non-United States financial institutions (through which a United States Holder may hold the ADSs or ordinary shares).

This discussion applies only to a United States Holder (as defined below) that holds ADSs or ordinary shares as capital assets for United States federal income tax purposes (generally, property held for investment). The discussion neither addresses the tax consequences to any particular investor nor describes all of the tax consequences applicable to persons in special tax situations, such as:

●	banks and certain other financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	grantor trusts;

●	brokers or dealers in stocks and securities, or currencies;

●	persons who use or are required to use a mark-to-market method of accounting;

●	certain former citizens or residents of the United States subject to Section 877 or 877A of the Code;

●	entities subject to the United States anti-inversion rules;

●	tax-exempt organizations and entities;

●	persons subject to the alternative minimum tax provisions of the Code;

●	persons whose functional currency is other than the United States dollar;

●	persons holding ADSs or ordinary shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own ADSs or ordinary shares representing 10% or more of our voting power or value;

●	persons who acquired ADSs or ordinary shares pursuant to the exercise of an employee stock option or otherwise as compensation;

●	partnerships or other pass-through entities, or persons holding ADSs or ordinary shares through such entities;

●	persons required to accelerate the recognition of any item of gross income with respect to the ADSs or ordinary shares as a result of such income being recognized on an applicable financial statement; or

●	persons that held, directly, indirectly or by attribution, ADSs or ordinary shares or other ownership interests in us.

If a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes) holds the ADSs or ordinary shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partnership or partner in a partnership holding ADSs or ordinary shares should consult its own tax advisors regarding the tax consequences of investing in and holding the ADSs or ordinary shares.

THE FOLLOWING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE UNITED STATES FEDERAL NON-INCOME (SUCH AS ESTATE AND GIFT) TAX LAWS OR THE LAWS OF ANY UNITED STATES STATE OR LOCAL OR NON-UNITED STATES TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of the discussion below, a “United States Holder” is a beneficial owner of the ADSs or ordinary shares that is, for United States federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions or (ii) a valid election is in place under applicable Treasury Regulations to treat such trust as a domestic trust.

The discussion below assumes that the representations contained in the deposit agreement and any related agreement are true and that the obligations in such agreements will be complied with in accordance with their terms.

ADSs

For United States federal income tax purposes, it is generally expected that a United States Holder of ADSs will be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a United States Holder of the ADSs will be treated in this manner. Accordingly, deposits or withdrawals of ordinary shares for ADSs generally will not be subject to United States federal income tax.

Dividends and Other Distributions on the ADSs or Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of any distribution that we make to you with respect to the ADSs or ordinary shares (including any amounts withheld to reflect PRC withholding taxes) will be taxable as a dividend, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Such income (including any withheld taxes) will be includable in your gross income on the day actually or constructively received by you, if you own the ordinary shares, or by the depositary, if you own ADSs. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid generally will be reported as a “dividend” for United States federal income tax purposes. Such dividends will not be eligible for the dividends-received deduction allowed to qualifying corporations under the Code.

Dividends received by a non-corporate United States Holder may qualify for the lower rates of tax applicable to “qualified dividend income,” if the dividends are paid by a “qualified foreign corporation” and other conditions discussed below are met. A non-United States corporation is treated as a qualified foreign corporation (i) with respect to dividends paid by that corporation on shares (or American depositary shares backed by such shares) that are readily tradable on an established securities market in the United States or (ii) if such non-United States corporation is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program. However, a non-United States corporation will not be treated as a qualified foreign corporation if it is a passive foreign investment company in the taxable year in which the dividend is paid or the preceding taxable year.

Under a published IRS Notice, common or ordinary shares, or American depositary shares representing such shares, are considered to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq, as the ADSs (but not our ordinary shares) are. Based on existing guidance, it is unclear whether the ordinary shares will be considered readily tradable on an established securities market in the United States, because only the ADSs, and not the underlying ordinary shares, are listed on a securities market in the United States. In addition, there can be no assurance that our ADSs will be considered readily tradeable on an established securities market in later years. However, if we are treated as a PRC resident enterprise under the EIT Law (see “Item 10. Additional Information - E. Taxation - PRC Taxation”), then we may be eligible for the benefits of the income tax treaty between the United States and the PRC, or the Treaty (which the Secretary of Treasury of the United States has determined is satisfactory for this purpose). If we are eligible for such benefits, then dividends that we pay on our ordinary shares, regardless of whether such shares are represented by ADSs, would, subject to applicable limitations, be eligible for the reduced rates of taxation.

Even if dividends would be treated as paid by a qualified foreign corporation, a non-corporate United States Holder will not be eligible for reduced rates of taxation if it does not hold the ADSs or ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date or if the United States Holder elects to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code.

You should consult your own tax advisors regarding the availability of the lower tax rates applicable to qualified dividend income for any dividends that we pay with respect to the ADSs or ordinary shares, as well as the effect of any change in applicable law after the date of this prospectus supplement.

Depending on the United States holder’s particular facts and circumstances, a United States holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any PRC withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received with respect to the ADSs or ordinary shares. However, a United States holder may in some circumstances be prohibited from claiming a foreign tax credit with respect to certain foreign taxes that are not creditable under the applicable tax treaty. For purposes of calculating the foreign tax credit, dividends paid to you with respect to the ADSs or ordinary shares will be treated as income from sources outside the United States and generally will constitute passive category income. A United States holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholdings, but only for a year in which such United States holder elects to do so for all creditable foreign income taxes. The rules relating to the determination of the foreign tax credit are complex, and you should consult your tax advisors regarding the availability of a foreign tax credit in your particular circumstances.

Disposition of the ADSs or Ordinary Shares

You will recognize gain or loss on a sale or exchange of the ADSs or ordinary shares in an amount equal to the difference between the amount realized on the sale or exchange and your tax basis in the ADSs or ordinary shares. Subject to the discussion under “Item 10. Additional Information - E. Taxation - Passive Foreign Investment Company” below, such gain or loss generally will be capital gain or loss. Capital gains of a non-corporate United States Holder, including an individual, that has held the shares for more than one year currently are eligible for reduced tax rates. The deductibility of capital losses is subject to limitations.

Any gain or loss that you recognize on a disposition of the ADSs or ordinary shares generally will be treated as United States-source income or loss for foreign tax credit limitation purposes. However, if we are treated as a PRC resident enterprise for PRC tax purposes and PRC tax is imposed on gain from the disposition of the ADSs or ordinary shares (see “Item 10. Additional Information - E. Taxation - PRC Taxation”), then a United States Holder that is eligible for the benefits of the Treaty may elect to treat the gain as PRC-source income for foreign tax credit purposes, subject to certain limitations. You should consult your tax advisors regarding the proper treatment of gain or loss, as well as the availability of a foreign tax credit, in your particular circumstances.

Passive Foreign Investment Company

We will be treated as a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if, applying applicable look-through rules, either:

●	at least 75% of the Company’s gross income for such year is passive income; or

●	at least 50% of the value of the Company’s assets (determined based on a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income.

Although the law in this regard is not entirely clear, we treat the VIEs as being owned by us for U.S. federal income tax purposes because we control their management decisions and are entitled to substantially all of the economic benefits associated with them. As a result, we consolidated their results of operations in our consolidated U.S. GAAP financial statements.

Based on the historical value of the assets of us and the VIEs and composition of the income of us and the VIEs, and our historical market capitalization, we believe we were not a PFIC for the taxable year ending December 31, 2025. We have not determined whether we are or will become a PFIC for the current or any future taxable year because such determination is a fact-intensive inquiry made annually after the close of each taxable year that depends, in part, upon the value of the assets and composition of the income of us and the VIEs. If the market price of the ADSs decreases significantly, it may cause us to be or become a PFIC for the current or subsequent taxable years because the value of the assets of us and the VIEs for the purpose of the asset test, including the value of the goodwill and other unbooked intangibles of us and the VIEs, may be determined by reference to the market price of the ADSs from time to time (which may be volatile).

If we are a PFIC for any taxable year during which you hold ADSs or ordinary shares, we will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold ADSs or ordinary shares, unless we were to cease to be a PFIC and you make a “deemed sale” election with respect to the ADSs or ordinary shares. If such election is made, you will be deemed to have sold the ADSs or ordinary shares you hold at their fair market value and any gain from such deemed sale would be subject to the rules described in the following two paragraphs. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the ADSs or ordinary shares with respect to which such election was made will not be treated as shares in a PFIC and, as a result, you will not be subject to the rules described below with respect to any “excess distribution” you receive from us or any gain from an actual sale or other disposition of the ADSs or ordinary shares. You are strongly urged to consult your tax advisors as to the possibility and consequences of making a deemed sale election if we are and then cease to be a PFIC and such an election becomes available to you.

If we are a PFIC for any taxable year during which you hold ADSs or ordinary shares, then, unless you make a “mark-to-market” election (as discussed below), you generally will be subject to special adverse tax rules with respect to any “excess distribution” that you receive from us and any gain that you recognize from a sale or other disposition, including a pledge, of ADSs or ordinary shares. For this purpose, distributions that you receive in a taxable year that are greater than 125% of the average annual distributions that you received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as an excess distribution. Under these rules:

●	the excess distribution or recognized gain will be allocated ratably over your holding period for the ADSs or ordinary shares;

●	the amount of the excess distribution or recognized gain allocated to the taxable year of distribution or gain, and to any taxable years in your holding period prior to the first taxable year in which we were treated as a PFIC, will be treated as ordinary income; and

●	the amount of the excess distribution or recognized gain allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the resulting tax will be subject to the interest charge generally applicable to underpayments of tax.

If we are a PFIC for any taxable year during which you hold ADSs or ordinary shares and any of our non-United States subsidiaries or other corporate entities in which we own equity interests (including our consolidated VIEs or any subsidiaries of the consolidated VIEs) is also a PFIC, you would be treated as owning a proportionate amount (by value) of the shares of each such non-United States entity classified as a PFIC (each such entity, a lower-tier PFIC) for purposes of the application of these rules. You should consult your own tax advisor regarding the application of the PFIC rules to any of our lower-tier PFICs.

If we are a PFIC for any taxable year during which you hold ADSs or ordinary shares, then in lieu of being subject to the tax and interest-charge rules discussed above, you may make an election to include gain on the ADSs or ordinary shares as ordinary income under a mark-to-market method, provided that the ADSs or ordinary shares constitute “marketable stock.” Marketable stock is stock that is regularly traded on a qualified exchange or other market under applicable Treasury regulations. Our ADSs, but not our ordinary shares, are listed on the Nasdaq, which is a qualified exchange or other market for these purposes. Consequently, if the ADSs are listed on the Nasdaq and are regularly traded, and you are a holder of ADSs, we expect that the mark-to-market election would be available to you if we became a PFIC, but no assurances are given in this regard. If a valid mark-to-market election is made with respect to the ADSs, you generally will (i) include as ordinary income for each taxable year that we are classified as a PFIC the excess, if any, of the fair market value of the ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs held at the end of the taxable year over the fair market value of such ADSs held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Your adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, if we were a PFIC for any taxable year, a United States Holder that makes the mark-to-market election may continue to be subject to the tax and interest charges under the general PFIC rules with respect to such United States Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for United States federal income tax purposes.

In certain circumstances, a shareholder in a PFIC may avoid the adverse tax and interest-charge regime described above by making a “qualified electing fund” election to include in income its share of the corporation’s income on a current basis. However, you may make a qualified electing fund election with respect to the ADSs or ordinary shares only if we agree to furnish you annually with a PFIC annual information statement as specified in the applicable Treasury regulations. We currently do not intend to prepare or provide the information that would enable you to make a qualified electing fund election.

A United States Holder that holds the ADSs or ordinary shares in any year in which we are a PFIC will be required to file an annual report containing such information as the United States Treasury Department may require.

You should consult your own tax advisor regarding the application of the PFIC rules to your ownership and disposition of the ADSs or ordinary shares and the availability, application and consequences of the elections discussed above.

Information Reporting and Backup Withholding

Information reporting to the IRS and backup withholding generally will apply to dividends in respect of the ADSs or ordinary shares, and the proceeds from the sale or exchange of the ADSs or ordinary shares, that are paid to you within the United States (and in certain cases, outside the United States), unless you furnish a correct taxpayer identification number and make any other required certification, generally on IRS Form W-9 or you otherwise establish an exemption from information reporting and backup withholding (currently at a rate of 24%). Backup withholding is not an additional tax. Amounts withheld as backup withholding generally are allowed as a credit against your United States federal income tax liability, and you may be entitled to obtain a refund of any excess amounts withheld under the backup withholding rules if you file an appropriate claim for refund with the IRS and furnish any required information in a timely manner.

United States Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules.

Information with Respect to Foreign Financial Assets

United States Holders who are individuals (and certain entities closely held by individuals) generally will be required to report our name, address and such information relating to an interest in the ADSs or ordinary shares as is necessary to identify the class or issue of which the ADSs or ordinary shares are a part. These requirements are subject to exceptions, including an exception for ADSs or ordinary shares held in accounts maintained by certain financial institutions and an exception applicable if the aggregate value of all “specified foreign financial assets” (as defined in the Code) does not exceed $50,000.

United States Holders should consult their tax advisors regarding the application of these information reporting rules.

PLAN OF DISTRIBUTION

Maxim Group LLC which we refer to as the Placement Agent, has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement (the “PAA”) dated as of June 2, 2026. The Placement Agent is not purchasing or selling any securities offered by this prospectus supplement, nor is it obligated to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable efforts to arrange for the sale of all of the securities offered hereby.

We have entered into a Securities Purchase Agreement with certain accredited investors on June 2, 2026 (the “SPA”). Pursuant to the SPA, we will sell to the purchasers an aggregate of 5,000,000 ADSs and accompanying Warrants to purchase up to 5,000,000 ADSs. Each ADS represents sixty (60) of our Class A ordinary shares, par value US$0.0001 per share. The SPA contains customary representations, warranties and covenants for transactions of this type. We have also agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the investors as well as under certain other circumstances described in the SPA.

The Company proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement to the investors through the SPA. We established the price following negotiations with the Placement Agent and prospective investors and with reference to the prevailing market price of our ADSs, recent trends in such price, our current and future financial performance and other factors. We anticipate that the sale and issuance of the securities will be completed on June 3, 2026, subject to customary closing conditions. On the closing date, the following will occur:

●	We will receive funds in the amount of the aggregate purchase price;

●	The Placement Agent will receive the placement agent fees and other compensation; and

●	We will deliver the securities to the investors and deliver the securities to the respective parties.

State Blue Sky Information

We have not applied to register our securities to retail customers in any state. Accordingly, you may purchase our securities in this offering only if you are an institutional investor. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Placement Agent Fees

We have agreed to pay the Placement Agent upon the closing of this offering a cash fee equal to 7% of the gross proceeds of the aggregate amount of securities sold in the offering, and to reimburse the Placement Agent for certain accountable out-of-pocket expenses actually incurred in connection with the offering, including the legal fees of the Placement Agent’s counsel, up to an aggregate of $50,000.

We have agreed to indemnify the Placement Agent and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We also have agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

The following table shows per share and total Placement Agent’s fees we will pay to the Placement Agent in connection with the sale of the ADSs and Warrants pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the securities offered hereby:

	Per ADS and Warrant		Total (US$ Million)
Offering price	US$	1.00	US$	5,000,000
Placement Agent’s Fees (1)	US$	0.07	US$	350,000
Proceeds to us (before expenses)	US$	0.93	US$	4,650,000

(1)	We have agreed to pay the Placement Agent a cash fee equal to 7% of the aggregate gross proceeds of this offering.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants being issued in this offering.

(3)	We have agreed to pay all expenses relating to the placement, which includes up to $50,000 for reasonable legal fees and disbursements for Placement Agent’s counsel.

After deducting fees due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately US$4.35 million

Right of First Refusal

We have agreed to grant the Placement Agent for the six (6) months period following the closing of this offering, a right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent or sole sales agent, for any and all future public offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering, subject to certain conditions and exceptions.

Lock-Up Agreements

Our executive officers and directors (the “Lock-Up Parties”) have agreed not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any ADSs, ordinary shares or securities convertible, exchangeable or exercisable into ordinary shares and/or ADSs of our company beneficially owned, held or hereafter acquired by the Lock-Up Parties, for a period of six (6) months after the closing of the offering, subject to certain exceptions as set forth in the lock-up agreements entered into by the Lock-Up Parties, including but not limited to, any transfer or disposition during the restriction period requires the prior written consent of the Placement Agent.

Company Standstill

Under the SPA, until thirty (30) days following the closing date of this offering, neither our Company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ADSs, Ordinary Shares or ordinary share equivalents or (ii) file or cause to be filed any registration statement or amendment or supplement thereto, other than the Prospectus Supplement or filing a registration statement on Form S-8 in connection with any employee benefit plan, subject to certain exceptions.

The Company has also agreed that for a period of 30 days, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of ADSs, ordinary shares or ordinary share equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional ADSs or ordinary shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the ADSs and ordinary shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for ADSs or ordinary shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market” offering”, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently cancelled.

Delivery of ADSs and Warrants

Delivery of the securities issued and/or sold in this offering will occur on June 3, 2026, subject to the satisfaction of customary closing conditions.

Listing

The ADSs are currently listed on the Nasdaq Capital Market under the trading symbol “JZ.”

LEGAL MATTERS

We are being represented by Han Kun Law Offices LLP with respect to certain legal matters of United States federal securities and New York state law. The validity of the Class A ordinary shares represented by the ADSs and the legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by DeHeng Law Offices. Han Kun Law Offices LLP may rely upon Conyers Dill & Pearman LLP with respect to matters governed by Cayman Islands law and DeHeng Law Offices with respect to matters governed by PRC law. The Placement Agent is being represented by Hunter Taubman Fischer & Li LLC.

EXPERTS

The financial statements as of December 31, 2025 and for the year then ended, which are incorporated in this prospectus supplement by reference to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 13, 2026, have been so incorporated in reliance on the report of Enrome LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 (No. 333-283260), including exhibits, schedules and amendments filed with, or incorporated by reference in, such registration statement, under the Securities Act with respect to underlying shares represented by the ADSs, to be sold in this offering. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-3 and its exhibits and schedules for further information with respect to us and the ADSs.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our Class A ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at https://visionsysai.com/, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement.

This prospectus supplement is part of a registration statement we have filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement, the accompanying prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 13, 2026;

●	our current reports on Form 6-K furnished with the SEC on April 30, 2026;

●	the description of our securities contained in our Registration Statement on Form 8-A filed with the SEC on July 11, 2022, as updated by Exhibit 2.4 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 initially filed with the SEC on April 30, 2025, and including any

●	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our annual report for the fiscal year ended December 31, 2025 filed with the SEC on April 13, 2026 contains a description of our business and audited consolidated financial statements with reports by independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

15/F, Tower A, Yingdu Building, Zhichun Road

Haidian District, Beijing 100086

People’s Republic of China

Tel: + 86 10 58732560

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

US$100,000,000

Ordinary Shares
Preferred Shares
Warrants

Subscription Rights Units

We may from time to time in one or more offerings offer and sell our preferred shares, warrants, subscription rights and/or units, or ordinary shares, including ordinary shares represented by American depositary shares, or ADSs, with each ADS representing 6 ordinary shares.

We will provide specific terms of any offered securities and offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 27 of this prospectus.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our issued and outstanding ordinary shares held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding ordinary shares held by non-affiliates, as of the date of this prospectus, was approximately US$14.4 million, which was calculated based on 69,110,000 ordinary shares held by non-affiliates and the per ADS price of US$1.25, which was the closing price of our ADSs on November 14, 2024. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

The ADSs are listed on the NASDAQ Capital Market under the symbol “JZ.” On November 27, 2024, the last reported sale price of the ADSs on the NASDAQ Capital Market was US$1.026 per ADS.

Jianzhi Education Technology Group Company Limited (“Jianzhi Education” or the “Company”) is a Cayman Islands holding company operating in China through its subsidiaries and contractual arrangements with variable interest entities (the “VIEs”), namely Beijing Sentu Education Technology Co., Ltd., a limited liability company established under PRC law (“Beijing Sentu” or the “VIE Entity”), and its subsidiaries. The VIEs are consolidated for accounting purpose only and Jianzhi Education does not own any equity interest in the VIEs. Jianzhi Education is not a Chinese operating company and does not conduct operations directly. PRC laws, regulations, and rules restrict and impose conditions on direct foreign investment in certain types of business, including radio and television program production and operation business and value-added telecommunication business, and we therefore operate these businesses in China through the VIE structure which provides investors with exposure to foreign investment in the Chinese operating companies where Chinese law prohibits us from direct foreign investment in the operating companies. Investors are purchasing equity interests in Jianzhi Education, the Cayman Islands holding company, and are not purchasing, and may never directly hold, equity interests in the VIEs. As used in this prospectus, “we”, “us”, or “our” refers to Jianzhi Education and its subsidiaries.

Our corporate structure is subject to risks relating to our contractual arrangements with Beijing Sentu and its shareholders. Such contractual arrangements have not been tested in any of the PRC courts. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to these contractual arrangements. If the PRC government finds these contractual arrangements non-compliant with the restrictions on direct foreign investment in the relevant industries, or if the relevant PRC laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIEs or forfeit our rights under the contractual arrangements. Jianzhi Education and investors in our securities face uncertainty about potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with Beijing Sentu and, consequently, significantly affect the financial condition and results of operations of Jianzhi Education. If we are unable to claim our right to control the assets of the VIEs, our securities may decline in value or become worthless. The PRC government could even disallow the VIE structure completely, which would likely result in a material adverse change in our operations and our securities may significantly decline in value or become worthless.

We face various legal and operational risks and uncertainties relating to doing business in China. We operate our business primarily in China, and are subject to complex and evolving PRC laws and regulations. Given that we and the VIEs do not possess a large amount of personal information, and data processed in our and the VIEs’ business do not have a bearing on national security and thus may not be classified as core or important data by the authorities, as advised by DeHeng Law Offices, our counsel as to PRC law, as of the date of this prospectus, in connection with this offering, under current PRC laws, regulations and rules, we, our PRC subsidiaries, and the VIEs, (i) are not required by the Cyberspace Administration of China (the “CAC”) to go through cybersecurity review, and (ii) are not required to submit applications for the approval of the China Securities Regulatory Commission (the “CSRC”).

We cannot assure you that the regulators in China hold the same position with us. Uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us, hinder our ability to offer or continue to offer the securities, result in a material adverse effect on our business operations, and damage our reputation, which might further cause our securities to significantly decline in value or become worthless.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in our ADSs on a national securities exchange or in the over the counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate our auditor for three consecutive years beginning in 2021 or any year thereafter, and, as a result, an exchange may determine to delist our ADSs. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. On February 4, 2022, the U.S. House of Representatives passed a bill, which was signed into law on December 29, 2022 and contained, among other things, an identical provision. On December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, such that the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA is reduced from three years to two, and therefore the ADSs could be prohibited from trading in the United States as early as 2024. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditor was not subject to this determination. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. The PCAOB vacated its prior determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. Although we believe that the HFCA Act and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of the Holding Foreign Companies Accountable Act or the related regulations, which might pose regulatory risks to and impose restrictions on us because of our operations in mainland China.

Cash is transferred among the Company, our WFOE, and the VIE Entity, in the following manners: (i) funds are transferred to Jianzhi Beijing, our WFOE, from the Company as needed through our BVI and/or Hong Kong subsidiaries in the form of capital contributions or shareholder loans, as the case may be; (ii) funds may be paid by Beijing Sentu, the VIE Entity, to Jianzhi Beijing, our WFOE, as service fees according to the contractual arrangements; (iii) dividends or other distributions may be paid by Jianzhi Beijing, our WFOE, to the Company through our Hong Kong and BVI subsidiaries; and (iv) Jianzhi Beijing, our WFOE, and Beijing Sentu, the VIE Entity, lend to and borrow from each other from time to time for business operation purpose. For the year ended December 31, 2021, Beijing Sentu, the VIE Entity, provided a loan of RMB52.4 million to Jianzhi Beijing, our WFOE. For the year ended December 31, 2022, Beijing Sentu, the VIE Entity, received repayments from Jianzhi Beijing, our WFOE, in the amount of RMB36.5 million. For the year ended December 31, 2023, Beijing Sentu, the VIE Entity, provided loans totaling RMB11.8 million (US$1.6 million) to one of the subsidiaries of Jianzhi Beijing, meanwhile Beijing Sentu received no repayments from Jianzhi Beijing. Such loans were for business operation purposes and were recorded under “net cash provided by (used in) financing activities” in the VIE Consolidation Schedule. For the six months ended 2024, Beijing Sentu, the VIE Entity, provided loans totaling RMB661.0 thousand (US$91.0 thousand) to Jianzhi Beijing and one of its subsidiaries. From July 1, 2024 to date, Beijing Sentu provided loans to Jianzhi Beijing and one of its subsidiaries in the amount of RMB5.3 million (US$729.3 thousand). The aforementioned assets transfers were for business operation purposes. We have no plan to distribute earnings or settle amounts owed under the contractual arrangements. As of the date of this prospectus, there were no cash flows between the Company and Jianzhi Beijing, our WFOE, and the Company and Beijing Sentu, the VIE Entity, haven’t paid any dividends or made any distributions to their respective shareholders either. We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between the Company, our WFOE, the VIE Entity, or investors. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations.

To the extent our cash in the business is in the PRC or a PRC entity, the funds may not be available to distribute dividends to our investors, or for other use outside of the PRC, due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the VIEs by the PRC government to transfer cash. The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Our cash dividends, if any, will be paid in U.S. dollars. As a consequence, we might not be able to pay dividends in foreign currencies to our shareholders. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. In addition, relevant PRC laws and regulations permit the PRC companies to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The Company’s PRC subsidiaries may pay dividends only out of their accumulated after-tax profits upon satisfaction of relevant statutory conditions and procedures, if any, determined in accordance with Chinese accounting standards and regulations; each of the PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. Additionally, the Company’s PRC subsidiaries and the VIEs can only distribute dividends upon approval of the shareholders after they have met the PRC requirements for appropriation to the statutory reserves. Such laws and regulations would limit our ability to transfer cash between the Company, our WFOE, the VIE Entity, or investors.

Investing in these securities involves risks. See the “Risk Factors” section contained in the applicable prospectus supplement and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 9, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may, at any time and from time to time, offer and sell up to an aggregate of US$100,000,000 of the securities as described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or the prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

●	“ADSs” are to our American depositary shares, each of which represents six ordinary shares;

●	“Beijing Sentu” are to Beijing Sentu Education Technology Co., Ltd., a limited liability company established under PRC law;

●	“China” or “PRC” are to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

●	“Company” are to Jianzhi Education Technology Group Company Limited;

●	“ordinary shares” are to our ordinary shares, par value US$0.0001 per share;

●	“our WFOE” are to our wholly foreign-owned enterprise Jianzhi Century Technology (Beijing) Co., Ltd.;

●	“RMB” or “Renminbi” are to the legal currency of China;

●	“US$,” “U.S. dollars,” “$” and “dollars” are to the legal currency of the United States; and

●	“VIEs” are to Beijing Sentu Technology Co., Ltd. and its subsidiaries.

Our reporting currency is the Renminbi. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of Renminbi into U.S. dollars were made at RMB7.2672 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 28, 2024. We make no representation that the Renminbi or U.S. dollars amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all.

ii

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but not limited to, statements about:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	the expected growth of the general education sector;

●	our expectations regarding demand for, and market acceptance of, our services;

●	government policies and regulations relating to our business and industry;

●	our expectations regarding keeping and strengthening our relationships with users;

●	our expectation regarding the use of proceeds from this offering;

●	general economic and business conditions in China;

●	assumptions underlying or related to any of the foregoing; and

●	uncertainty about the spread of the natural disasters, health epidemics and other outbreaks and the impact they may have on our and the VIEs’ operations, the demand for the Company’s products and services, and economic activity in general.

You should read this prospectus and the documents that we refer to in this prospectus thoroughly with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

This prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable. However, the statistical data and estimates in these publications and reports are based on a number of assumptions and if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. In addition, due to the rapidly evolving nature of the industry in which we operate, projections or estimates about our business and financial prospects involve significant risks and uncertainties.

iii

OUR COMPANY

Since being established, we, together with the VIEs, have been committed to developing educational content and providing IT related solutions to fulfil the massive demand for high-quality, professional development training resources and to meet the specific needs of educational institutions and other institutional customers in China.

We, together with the VIEs, started operations by providing educational content products and IT services to higher education institutions. After an initial growth period, leveraging our and the VIEs’ deep understanding into and rich experience in professional development training and IT related resolutions designed for educational customers, as well as our and the VIEs’ strong curriculum and software development capabilities, our and the VIEs’ products and brand have gained increasing recognition and acceptance by both higher education institutions and the general public. We, together with the VIEs, then initiated end-user business and started providing products to individual customers, and acquired companies in Shanghai and Guangzhou to facilitate further expansion in the end-user market.

Leveraging our and the VIEs’ strong capabilities in developing proprietary professional development training content and IT related solutions and success in consolidating educational content and software resources within the industry, we and the VIEs have successfully built up a comprehensive, multi-dimensional digital educational content database and are able to provide customized technological support for educational institutions and other institutional customers. Furthermore, we are actively incorporating AIGC technology into the development of our educational products and services. Our and the VIEs’ educational content database offers a wide range of professional development products, including employability skills and entrepreneurship guidance courses, professional skills training courses, skill improvement courses and professional certification quiz banks. We and the VIEs embed proprietary digital education content into the self-developed online learning platforms, which are provided to a wide range of customers through our and the VIE’s omni-channel sales system.

Recent Development

Share Incentive Plan

On August 30, 2024, we adopted the 2024 Share Incentive Plan, under which the maximum total number of ordinary shares underlying all awards, whether granted or available to be granted, was 48,000,000.

CORPORATE INFORMATION

Our principal executive offices are located at 15/F, Tower A, Yingdu Building Zhichun Road, Haidian District, Beijing, 100086, the People’s Republic of China. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, N.Y. 10168, United States.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at www.jianzhi-jiaoyu.com. The information contained on our website is not a part of this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the heading “Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, as amended, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated in the Cayman Islands with limited liability and our affairs are governed by our memorandum and articles of association, and the Companies Act of the Cayman Islands, as amended, which we refer to as the Cayman Companies Act, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital was US$50,000 divided into 500,000,000 ordinary shares of per value US$0.0001 each. As of the date of this prospectus, 169,110,000 ordinary shares are issued and outstanding.

Our Memorandum and Articles of Association

The following are summaries of material provisions of our currently effective memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company. Under our currently effective memorandum and articles of association, the objects of our Company are unrestricted, and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors or declared by our shareholders by ordinary resolution (provided that no dividend may be declared by our shareholders which exceeds the amount recommended by our directors). Our currently effective memorandum and articles of association provide that dividends may be declared and paid out of profits of the Company, realized or unrealized, or from any reserve set aside from profits which the directors determine is no longer needed. The currently effective memorandum and articles of association also provide that our board may also declare dividends out of the share premium account or any other fund or account of our Company lawfully available therefor. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business

Voting Rights. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairwoman of such meeting or any one or more shareholder holding not less than 10% of the votes attaching to the shares present in person or by proxy.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our currently effective memorandum and articles of association, a reduction of our issued share capital and the winding up of our Company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our currently effective memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by the chairman or chairwoman of our board of directors or by a majority of our directors (acting by a resolution of our board). Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business and present throughout the meeting, one or more of our shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third in nominal value of the total issued voting shares in our Company entitled to vote at such general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting where the articles of association of a company does not contain any regulations as to summoning of general meetings, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our currently effective memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of the total issued and paid up share capital of our Company carrying the right to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our currently effective memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form, in a form prescribed by the relevant stock exchange or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them. Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors or by our shareholders before the issue or conversion may by special resolution determine. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, our share premium account or the proceeds of a fresh issue of shares made for the purpose of the repurchase or subject to the Companies Act, out of capital and in the case of any premium payable on the purchase price over the par value of the shares to be repurchased, out of either or both the profits of our Company or from sums standing to the credit of our share premium account or subject to the Companies Act, out of capital. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the consent in writing of the holders of two-thirds of all of the issued shares of that class or with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our currently effective memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our currently effective memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements and the right to inspect our register of members under our currently effective memorandum and articles of association.

Anti-Takeover Provisions. Some provisions of our currently effective memorandum and articles of association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares subject to a re-classification of the authorized share capital of the Company to be approved by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our currently effective memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“ Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by, in the case of a scheme of arrangement with shareholders or class of shareholders, seventy-five per cent in value of the shareholders or class of shareholders, as the case may be, with whom the arrangement is to be made and in the case of a scheme of arrangement with creditors or class of creditors, a majority in number of the creditors or class of creditors, as the case may be, with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our currently effective memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our currently effective memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our currently effective memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting where the articles of association of a company does not contain any regulations as to summoning of general meetings, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our currently effective memorandum and articles of association allow our shareholders holding shares which carry in aggregate not less than one-third of the total issued and paid up share capital of our Company carrying the right to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our currently effective memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our currently effective memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our currently effective memorandum and articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated or; (v) is removed from office pursuant to any other provisions of our currently effective memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our currently effective memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the consent in writing of two-thirds of the holders of the issued shares of that class or with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our currently effective memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our currently effective memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our currently effective memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

Ordinary Shares

In August 2022, at the closing of our initial public offering, we issued and sold an aggregate of 10,000,000 ordinary shares in the form of ADSs at a public offering price of US$5.00 per ADS.

On February 20, 2024, the Company changed the ratio of its American Depositary Shares (“ADSs”) from current one (1) ADS representing two (2) ordinary shares to one (1) ADS representing six (6) ordinary shares (the “ADS Ratio Change”). For Jianzhi’s ADS holders, the ADS Ratio Change had the same effect as a one-for-three reverse ADS split. Each ADS holder of record at the close of business on February 20, 2024 was to surrender and exchange every three (3) existing ADSs then held for one (1) new ADS.

Share Options

We adopted a share incentive plan on August 30, 2024, or the 2024 Share Incentive Plan, which provided for the grant of restricted ordinary shares. We have granted restricted shares to purchase our ordinary shares to certain of our directors, employees and consultants.

As of the date of this prospectus, 48,000,000 restricted shares have been granted under the 2024 Share Incentive Plan, and 48,000,000 restricted shares have vested.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, is the depositary for our American Depositary Shares, also referred to as ADSs. Each ADS represents six ordinary shares (or a right to receive six ordinary shares) deposited with The Hong Kong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs are administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. The laws of the Cayman Islands governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided “Where You Can Find Additional Information”.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation”. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancelation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If (i) we asked the depositary to solicit your voting instructions to be received by a specified date before the meeting date, (ii) the depositary does not receive voting instructions from you by the specified date and (iii) we confirm to the depositary that:

●	we wish to receive a proxy to vote uninstructed shares;

●	we reasonably do not know of any substantial shareholder opposition to a particular question; and

●	the particular question is not materially adverse to the interests of shareholders,

the depositary will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs as to that question.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancelation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

Persons depositing or withdrawing shares or ADS holders must pay:	For:

$.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement)
Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depository. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from the us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancelation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are canceled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

●	we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

●	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

●	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Waiver of Jury Trial

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

DESCRIPTION OF PREFERRED SHARES

The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:

●	the title and nominal value of the preferred shares;

●	the number of preferred shares we are offering;

●	the liquidation preference per preferred share, if any;

●	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

●	the procedures for any auction and remarketing, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into our ordinary shares (including in the form of ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares (including in the form of ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred shares;

●	preemption rights, if any;

●	other restrictions on transfer, sale or assignment, if any;

●	whether interests in the preferred shares will be represented by American Depositary Preferred Shares;

●	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

●	any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause the Company to issue from time to time, out of the authorized share capital of the Company (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion, subject to a re-classification of the authorized share capital of the Company to be approved by the shareholders and provided that before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and ADSs and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares, including ordinary shares represented by ADSs. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Cayman Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares, including ordinary shares represented by ADSs. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Most of our operations are conducted in China, and most of our assets are located in China. In addition, most of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York under the federal securities laws of the U.S. or of any state in the U.S. or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely (1) to recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) in original actions brought in the Cayman Islands to impose liabilities against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States so far as the liabilities imposed by those provisions are penal in nature.

In addition, Conyers Dill & Pearman has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty, (v) is not inconsistent with a Cayman Islands judgment in respect of the same matter, and (vi) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

DeHeng Law Offices, our PRC legal adviser, has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. DeHeng Law Offices has advised us further that under PRC law, courts in the PRC will not recognize or enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or social public interest. As there exists no treaty or other form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by United States courts. In addition, because there is no treaty or other form of reciprocity between the Cayman Islands and China governing the recognition and enforcement of judgments as of the date of this prospectus, there is further uncertainty as to whether and on what basis a PRC court would enforce judgments rendered by a Cayman Islands court.

TAXATION

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will describe the terms of the offering, including the following information, if applicable:

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the name or names of any dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any offering price to the public;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale through underwriter or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

We are being represented by Han Kun Law Offices LLP with respect to certain legal matters of United States federal securities and New York state law. The validity of the ordinary shares represented by the ADSs offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by DeHeng Law Offices. Han Kun Law Offices LLP and Conyers Dill & Pearman may rely upon DeHeng Law Offices with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Jianzhi Education Technology Group Company Limited as of December 31, 2022 and 2023, and for each of the years in the three-year period ended December 31, 2023 have been incorporated by reference herein in reliance upon the report of WWC, P.C., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings may also be obtained over the Internet at the SEC’s website at www.sec.gov.

Our corporate website is www.jianzhi-jiaoyu.com. The information contained on our websites is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2023 initially filed on April 9, 2024, as amended on August 23, 2024;

●	our Reports on Form 6-K filed with the SEC on May 28, 2024, July 31, 2024, August 12, 2024, September 26, 2024 and November 29, 2024; and

●	the description of our securities contained in our Registration Statement on Form 8-A filed with the SEC on July 11, 2022, as updated by Exhibit 2.4 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 initially filed with the SEC on April 17, 2024, and including any

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Our annual report for the fiscal year ended December 31, 2023 contains a description of our business and audited consolidated financial statements with a report by our independent auditor. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Jianzhi Education Technology Group Co Ltd
15/F, Tower A, Yingdu Building, Zhichun Road

Haidian District, Beijing 100086

People’s Republic of China

+86 10 58732560

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.